Exhibit 10.2

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS AND NEITHER THIS NOTE, SUCH SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT OR SUCH LAWS OR AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT AND SUCH LAWS WHICH, IN THE OPINION OF COUNSEL FOR THE HOLDER, WHICH COUNSEL AND OPINION ARE REASONABLY SATISFACTORY TO COUNSEL FOR THE COMPANY, IS AVAILABLE.

PROMISSORY NOTE

Principal Amount: US $1,000,000	Issuance Date: September 30, 2016

FOR VALUE RECEIVED, each of VSFT Holdings, Inc., a Delaware corporation (the “Company”), and ValidSoft UK Limited, a company formed under the laws of England and Wales (“ValidSoft UK”), jointly and severally promise to pay to Elephant Talk Communications Corp. (“Holder”), the principal amount of One Million U.S. Dollars ($1,000,000) (the “Principal”) together with interest thereon as provided herein. The Principal together with all interest as set forth herein, must be paid by the Obligors to Holder on or before the 30th of September 2018 (the “Maturity Date”). The Company and ValidSoft UK may each be referred to herein as a “Payor” and collectively as the “Payors”. ValidSoft Limited, a company formed under the laws of Ireland (“ValidSoft”), is a party to this promissory note (the “Note”) for the purposes of being bound to Sections 6 through 13, inclusive. Company, ValidSoft and ValidSoft UK may each be referred to herein as an “Obligor” and collectively as the “Obligors”.

WHEREAS, simultaneously with the execution and delivery of this promissory note (the “Note”), each Obligor and the Holder entered into that certain Share Purchase Agreement dated as of the date hereof (as amended and in effect, the “Share Purchase Agreement”). This Note is the Promissory Note referred to in Section 1.03 of the Share Purchase Agreement. Capitalized terms used herein without definition shall have the meanings set forth for such terms in the Share Purchase Agreement.

NOW THEREFORE, each Obligor hereby agrees as follows:

1.          Defined Terms. The following capitalized terms used herein shall have the meaning set forth below:

“Business Day” means each day of the week except Saturdays, Sundays and days on which banking institutions are authorized by law to close in the State of New York.

“Indebtedness” of any Person means, without duplication, all obligations of such Person (i) for borrowed money, (ii) evidenced by notes, bonds, debentures or similar instruments, (iii) for the deferred purchase price of goods or services (other than trade payables or accruals incurred in the ordinary course of business), (iv) under any leases required to be capitalized in accordance with U.S. generally accepted accounting principles, (v) any reimbursement obligation with respect to letters of credit (including standby letters of credit to the extent drawn upon), bankers’ acceptances of similar facilities issued for the account of such Person, (vi) all obligations, contingent or otherwise, in respect of swaps, hedging transactions and derivatives, and (vii) for any guaranty of any of the obligations described in clauses (i) through (vi) above of any other Person.

“Person” means any individual, partnership, joint venture, corporation, trust, unincorporated organization, limited liability company, group, governmental body, and any other person or entity.

“Subsidiary” means, as to any Person, (A) a corporation of which such Person directly or indirectly owns securities or other equity interests representing more than fifty percent (50%) of the aggregate voting power or (B) any other entity in which such Person, directly or indirectly, has the power to direct the policies, management and affairs thereof.

2.          Maturity. On the Maturity Date, all outstanding obligations under this Note, including outstanding principal and accrued but unpaid interest, shall be immediately due and payable.

3.          Interest Rate. Subject to Section 7(c), interest on the outstanding obligations of the Payors under this Note shall accrue from the date hereof at a simple interest rate per annum equal to five percent (5%), (the “Interest Rate”). Interest shall be computed on the basis of a 365-day year, counting the actual number of days elapsed.

4.          Payment Terms.

(a)          Each Payor shall pay five percent (5%) of each such Payor’s quarterly gross revenues to Holder, on or before the twentieth (20th) day after the end of each calendar quarter (each such payment a “Quarterly Payment” and each such date, a “Payment Date”), starting with the calendar quarter in which the Issuance Date falls, in partial repayment of the Principal, accrued interest and all other obligations of the Obligors under this Note, and the remaining balance and interest (if not satisfied thereby) will be due on the Maturity Date. Each Payor shall calculate its quarterly gross revenues in accordance with U.S. generally accepted accounting principles (“GAAP”). If, after a Quarterly Payment is made for an applicable calendar quarter, a Payor increases or decreases the amount of its quarterly gross revenue for that calendar quarter in order to comply with and only as required by GAAP (the “Corrected Gross Revenue”), such Payor shall make a corresponding adjustment to the next Quarterly Payment to reflect the difference between the actual amount of the last Quarterly Payment, and the amount that it should have been based on the Corrected Gross Revenue.

(b)          The Payors shall cause Principal and interest payable to Holder on a Payment Date to be paid in cash. All cash payments under this Note, including payments of Principal and interest, shall be in lawful money of the United States of America and paid by wire transfer of immediately available funds to an account designed by Holder or in such other reasonable manner designated by Holder from time to time. All payments shall be first applied toward the interest due and other lawful charges then accrued pursuant to this Note, and then toward the principal owed on this Note. Upon request by Holder, each Obligor shall promptly provide all documentation reasonably necessary to demonstrate and verify the quarterly gross revenues of each Payor and the amount of each Quarterly Payment and any adjustment thereto, and Holder shall have the right, at its own expense, to audit the books and records of each Obligor using a third party auditor, subject to such auditor agreeing to reasonable confidentiality restrictions, for the purpose of verifying the quarterly gross revenues of each Obligor, the amount of each Quarterly Payment and enforcing Holder’s rights under this Note.

5.          Prepayment.

(a)          The Payors shall have the right to prepay this Note in whole or in part at any time without penalty or premium. Such prepayments shall be first applied toward the interest due and other lawful charges then accrued on this Note, and then toward the principal owed on this Note.

(b)          The Payors shall pay all outstanding principal, accrued interest and any other obligations under this Note to Holder prior to or simultaneous with the occurrence of a Sale Transaction (as defined in the Share Purchase Agreement).

6.          Covenants. Except in connection with a New Purchaser Stock Issuance as defined in and in accordance with Section 4.07(h)(1) of the Share Purchase Agreement, during such time as any obligations under this Note are outstanding:

(a)          No Obligor shall, and each Obligor shall not permit any of its Subsidiaries to:

(i)          declare or pay any dividends or distributions to or for the benefit of the holders of the Obligor’s capital stock;

(ii)         redeem or otherwise acquire outstanding shares of any Obligor’s capital stock (or any rights to acquire or other securities convertible into any Obligor’s capital stock);

(iii)        incur, create, issue, assume, guarantee or otherwise become directly or indirectly liable for, contingently or otherwise, or permit any liability of the Obligors or their Subsidiaries to exist with respect to, any Indebtedness senior to this Note;

(iv)        create or permit to subsist any mortgage, charge, lien, pledge or other security over the Secured Assets, or any of them;

(v)         part with, sell, transfer, lend or otherwise dispose of, whether by means of one or of a number of transactions related or not and whether at one time or over a period of time, the whole or any part of the shares or assets of any of the Obligors, other than non-material amounts of their assets in connection with the regular conduct of their businesses in the Ordinary Course of Business consistent with past practice;

(vi)        allow any person other than Holder, to be registered as the owner of a senior security interest in such Secured Assets;

(vii)       do or cause or permit to be done anything which may reasonably be expected in any way to depreciate, jeopardize or otherwise prejudice the value of the Secured Assets and any security interest created pursuant this Note or the Share Purchase Agreement; or

(viii)      permit or authorize the issuance of any further shares or other securities of any Obligor, without the prior written consent of Holder, such consent not to be unreasonably withheld or delayed and provided that such shares or securities become subject to the security created under Section 4.08 of the Share Purchase Agreement, and shall bear the legend set forth in Section 4.08(c) of the Share Purchase Agreement, provided further that this Section 6(a)(viii) shall not apply to a New Purchaser Stock Issuance of the Company related to which Holder receives payment in accordance with Section 4.07(h) of the Share Purchase Agreement, provided that such shares or securities become subject to the security created under Section 4.08 of the Share Purchase Agreement, and shall bear the legend set forth in Section 4.08(c) of the Share Purchase Agreement.

(b)          Each Obligor shall and shall cause its Subsidiaries to:

(i)           Take the necessary steps to preserve its corporate existence and its right to conduct business in all states in which the nature of its business requires qualification to do business.

(ii)         Keep its books of account in accordance with good accounting practices.

(iii)        Maintain insurance with responsible and reputable insurance companies or associations, as determined by the Holder in its sole but reasonable discretion, in such amounts and covering such risks as is usually carried by companies engaged in similar businesses and owning similar properties in the same general areas in which the Obligors operate.

(iv)        Maintain and preserve all of their properties that are used or that are useful in the conduct of its business in good working order and condition, ordinary wear and tear excepted and comply with the charter and bylaws or other organizational or governing documents of each Obligor, and any law, treaty, rule or regulation, or determination of an arbitrator or a court or other governmental authority, in each case applicable to or binding upon any Obligor or any Obligor’s property or to which each Obligor or any of its property is subject.

(v)         Duly pay and discharge all taxes or other claims, which might become a lien upon any of its property except to the extent that any thereof are being in good faith appropriately contested with adequate reserves provided therefor.

(vi)        Deliver or cause to be delivered to the Holder, quarterly financial statements on each Payment Date, annual financial statements within 90 days after the end of each calendar year, and, upon request, to the Holder and auditor all documents reasonably requested by such auditor pursuant to Section 4 above.

(vii)       Permit the Holder and its representatives, with reasonable prior notice, to discuss the affairs, finances and accounts of each Obligor and its Subsidiaries with their respective officers and employees at least twice per calendar year during normal business hours of each Obligor or its Subsidiaries, as applicable, as may be reasonably requested by, and at the sole cost and expense of, the Holder (unless an Event of Default has occurred and is continuing, in which case, any reasonable out-of-pocket costs and expenses incurred by or on behalf of the Holder will be borne by the Obligors and added to the Obligor’s obligations under this Note); provided, that the Holder and its representatives shall not unreasonably disturb the business of the Obligors and their Subsidiaries.

(viii)      Notify the Holder in writing:

(A)          promptly (but in any event within five (5) Business Days) after such Obligor makes or receives a Sale Offer (as defined in the Share Purchase Agreement).

(B)         promptly (but in any event within five (5) Business Days) upon the occurrence of an Event of Default under Sections 7(b)(iii) through 7(b)(v) of this Note; and

(C)         prior to incurring or agreeing to incur any Indebtedness

(ix)         Prior to incurring any Indebtedness, each Obligor shall execute and shall cause the proposed lender and any proposed holder of any such Indebtedness to enter into a subordination agreement in form reasonably acceptable to Holder, subordinating all such Indebtedness to this Note.

7.          Events of Default; Acceleration.

(a)         Time is of the essence in the performance of the obligations imposed hereby.

(b)         The occurrence of an “Event of Default” shall mean:

(i)          the failure by any Payor to make any payment when due under this Note;

(ii)         any breach or violation by any Obligor of any of its representations, warranties, covenants, agreements or other obligations under the Share Purchase Agreement or this Note, including, without limitation breach or violation any covenant of an Obligor under Section 6 of this Note;

(iii)        (a) a default occurs in the due observance or performance of any covenant, condition or agreement on the part of an Obligor or any of its Subsidiaries under any debt instrument to which the Obligor or any of its Subsidiaries is subject which is not waived by the holder of such debt instrument;

(iv)        any of the following with respect to an Obligor or any of its Subsidiaries: (A) an assignment for the benefit of creditors, (B) bankruptcy, (C) an admission by it of its inability to meet its debts as they become due or (D) if a receiver, trustee, custodian, liquidator or like officer be appointed to take custody, control or possession of any of its property; and/or

(v)         the winding up, liquidation or dissolution of any Obligor.

(c)          Upon any Event of Default, the entire indebtedness and obligations evidenced by this Note shall be immediately due, payable and collectible, then or thereafter as the Holder may elect, whereupon all of the unpaid Principal amount due under this Note, all unpaid accrued interest due under this Note and all such other amounts due under this Note shall become and be immediately due and payable in full, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by each Obligor, and the Holder may exercise any and all other rights and remedies which it may have under this Note, the Share Purchase Agreement (including, without limitation, Section 4.08 thereof) or under any other agreement, document or instrument evidencing, securing or guaranteeing the payment of this Note or under applicable law. The failure of Holder to exercise such option or any other right to which it may be entitled shall not constitute a waiver of the right to exercise such option or any other right in the event of any subsequent Event of Default. Without limiting the foregoing, from and after the occurrence of an Event of Default, interest shall accrue on the obligations under this Note at a rate equal to the Interest Rate plus thirteen percent (13%).

8.          Collection. If this Note is not paid as required pursuant to the terms hereof or an Obligor is otherwise in material breach of this Note and it becomes necessary in the reasonable opinion of the Holder to employ counsel to collect or enforce this Note, the Obligors shall jointly and severally pay to the Holder and be liable to the Holder for, to the extent permitted by applicable law, all costs, charges, disbursements and reasonable attorneys’ fees incurred by the Holder in collecting payment or enforcing the provisions hereof and thereof or in protecting the same, whether incurred in or out of court, or in litigation, including probate proceedings, appeals and bankruptcy proceedings.

9.          Obligor Representations and Warranties. Each Obligor represents and warrants to the Holder the following as of the date of this Note: (a) such Obligor is a corporation duly incorporated, validly existing, and in good standing under the laws of the state or country of its incorporation or formation, as applicable and has all requisite corporate power and authority to carry on its business as now conducted; (b) all corporate action has been taken on the part of such Obligor necessary for the authorization, execution, delivery and performance of this Note; (c) this Note has been duly authorized, executed and delivered by each such Obligor; and (d) this Note is a legal, valid and binding obligation of each such Obligor, enforceable against each Obligor in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

10.         Mutilated, Destroyed, Lost or Stolen Note. In case this Note shall become mutilated or defaced, or be destroyed, lost or stolen, each Obligor shall execute and deliver a new note of like principal amount in exchange and substitution for the mutilated or defaced Note, or in lieu of and in substitution for the destroyed, lost or stolen Note. In the case of a mutilated or defaced Note, the Holder shall surrender such Note to the Company. In the case where the Holder is unable to provide the original Note, Obligor may demand that Holder provide an affidavit of loss therefor.

11.         Notice. All notices, demands, waivers and other communications pertaining to this Note (a “Notice”) will be in writing addressed as follows:

If to the Holder, to:

Elephant Talk Communications Corp.
100 Park Avenue, Suite 1600
New York, NY 10017
Attention: Erik Kloots
Fax: (212) 880-6499 Attention: Elephant Talk

Email address: erik.kloots@elephanttalk.com

with a copy (which shall not constitute notice) to:

Ellenoff Grossman & Schole LLP

1345 Avenue of the Americas

New York, New York 10105

Attention: Barry I. Grossman

Fax Number: (212) 370-7889

Email address: bigrossman@egsllp.com

If to any Obligor, to:

VSFT Holdings, Inc.

c/o 94 Old Common

Weathersfield, CT 06109

Attn: Patrick Carroll

Fax No.: [Insert Fax Number]

Email address: pat.carroll@validsoft.com

with a copy (which shall not constitute notice) to:

Halket Weitz, LLP

1214 West Boston Post Road

N277

Mamaroneck, NY 10543

Attn: Theodore Weitz

Facsimile: (914) 993-1492

Email address: tweitz@halketweitz.com

Notices will be deemed given (i) on the first Business Day after being sent, prepaid, by nationally recognized overnight courier that issues a receipt or other confirmation of delivery, (ii) on the third Business Day after being sent by U.S. mail as first class registered or certified mail, return receipt requested, postage prepaid or (iii) when delivered in person or by facsimile (with affirmative confirmation of receipt). Any party may change the address to which Notices under this Note are to be sent to it by giving written notice of a change of address in the manner provided in this Note for giving Notice.

12.         Binding Effect; Assignment. The obligations of the Obligors under this Note shall be jointly and severally binding upon the Obligors and their successors and permitted assigns and shall inure to the benefit of Holder and Holder’s successors and assigns. No rights or obligations of any Obligor under this Note may be assigned or delegated without the prior written consent of the Holder.

13.         Miscellaneous.

(a)          THIS AGREEMENT WILL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE SUBSTANTIVE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ANY CONFLICTS OF LAW RULE OR PRINCIPLE THAT MIGHT RESULT IN THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

(b)          Any suit, action or other Proceeding seeking to enforce any provision of, or based upon any right arising out of, in connection with, or in any way relating to, this Agreement or any of the Related Agreements shall be commenced and litigated only in the state or federal courts located in New York County, New York, and any appellate court thereof. Each Obligor hereby irrevocably consents and submits to the jurisdiction and venue of such courts and irrevocably waives any objection which it may now or hereafter have to the laying of the venue of any suit, action or proceeding brought in such court and any claim that such suit, action or proceeding brought in such court has been brought in an inconvenient forum or that such court lacks jurisdiction. Each Obligor irrevocably consents to service of process in the manner provided for notices in Section 11, provided that such service results in the party being served actually receiving process. In addition, each Obligor may be served in accordance with the laws of the State in which such party may be found or domiciled.

(c)          AS A SPECIFICALLY BARGAINED INDUCEMENT FOR EACH OF THE PARTIES TO ENTER INTO THIS AGREEMENT (EACH PARTY HAVING HAD THE OPPORTUNITY TO CONSULT COUNSEL), EACH PARTY EXPRESSLY WAIVES THE RIGHT TO TRIAL BY JURY IN ANY LAWSUIT OR PROCEEDING RELATING TO OR ARISING IN ANY WAY FROM THIS AGREEMENT OR THE CONTEMPLATED TRANSACTIONS.

(d)          The parties hereto agree that they have been represented by counsel during the negotiation, preparation and execution of this Agreement and, therefore, waive the application of any Law of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

(e)          Each Obligor and any endorsers, guarantors, sureties and all other parties liable for the payment of any sum or sums due or to become due under the terms of this Note, jointly and severally waive demand, presentment, demand for payment, protest, notice of protest, nonpayment and dishonor except as specifically provided herein, and consent that the time of payment of this Note may be extended, renewed, or modified, from time to time, without notice to them or their consent, without affecting the liability of any party liable or becoming liable for the payment of this Note.

(f)          This Note is subject to the express condition that at no time shall any Obligor be obligated or required to pay interest on the principal balance at a rate which could subject Holder to either civil or criminal liability as a result of being in excess of the maximum rate which such Obligor is permitted by law to contract or agree to pay. If by the terms of this Note, an Obligor is at any time required or obligated to pay interest on the principal balance at a rate in excess of such maximum rate, the rate of interest under this Note shall be deemed to be immediately reduced to such maximum rate and interest payable hereunder shall be computed at such maximum rate.

(g)          The invalidity or unenforceability of any provision of this Note in any jurisdiction will not affect the validity or enforceability of the remainder of the Note in that jurisdiction or the validity or enforceability of the Note, including that provision, in any other jurisdiction. Any provision of this Note held illegal, invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable. To the extent legally permissible, any illegal, invalid or unenforceable portion of any provision of the Note will be replaced by a valid provision which will implement the purpose of the illegal, invalid or unenforceable provision.

(h)          This Note may not be terminated or amended orally, but only by a termination in writing signed by Holder or an amendment in writing signed by Holder and the Company.

(i)          No failure or delay by Holder in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. This Note may be waived only in a writing signed by the party providing such waiver.

(j)          All rights and remedies of Holder under this Note are cumulative, and are not exclusive of any rights and remedies provided by law or in equity, and may be pursued singularly, successively, together, and may be exercised as often as the occasion therefor arises.

(k)          ORAL AGREEMENTS OR COMMITMENTS TO LOAN MONEY, EXTEND CREDIT OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT, INCLUDING PROMISES TO EXTEND OR RENEW SUCH DEBT, MAY NOT BE ENFORCEABLE. TO PROTECT THE OBLIGORS AND HOLDER FROM MISUNDERSTANDING, ANY AGREEMENTS REACHED BY AN OBLIGOR AND HOLDER COVERING SUCH MATTERS ARE CONTAINED IN THIS NOTE, WHICH IS THE COMPLETE AND EXCLUSIVE STATEMENT OF THE AGREEMENTS BETWEEN THE OBLIGORS AND HOLDER WITH RESPECT TO THE SUBJECT MATTER HEREOF.

(l)          EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING, CLAIM OR COUNTERCLAIM, WHETHER IN CONTRACT OR TORT, AT LAW OR IN EQUITY, ARISING OUT OF OR IN ANY WAY RELATED TO THIS NOTE OR THE MATTERS CONTEMPLATED HEREBY.

(m)          The headings of the Sections and other subdivisions of this Note are for convenience only and in no way modify, interpret or construe the meaning of specific provisions of this Note. The definitions contained in this Note are applicable to the singular as well as the plural forms of such terms. Whenever required by the context, any pronoun used in this Note shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa. The words “include” and “including” and other words of similar import when used herein shall not be deemed to be terms of limitation but rather shall be deemed to be followed in each case by the words “without limitation.” The word “if” and other words of similar import when used herein shall be deemed in each case to be followed by the phrase “and only if.” The words “herein,” “hereto,” and “hereby” and other words of similar import in this Note shall be deemed in each case to refer to this Note as a whole and not to any particular Section or other subdivision of this Note. Any reference herein to “dollars” or “$” shall mean United States dollars. The term “or” shall be deemed to mean “and/or.”

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IN WITNESS WHEREOF, the undersigned parties have caused this Note to be executed and delivered on the date set forth above.

PAYOR AND OBLIGOR:

VSFT Holdings, Inc.

By:

Name:

Title:

PAYOR AND OBLIGOR:

ValidSoft UK Limited

By:

Name:

Title:

OBLIGOR:

ValidSoft Limited

By:

Name:

Title:

[Signature Page to Promissory Note]